UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2005

                              SmarTire Systems Inc.
             -------------------------------------------------------
            (Exact name of registration as specified in its charter)

Yukon Territory, Canada               0-29248                        N/A
------------------------       ---------------------        --------------------
    (State or other                 (Commission               (I.R.S. Employer
      jurisdiction                  File Number)             Identification No.)
   of incorporation)

        #150 - 13151 Vanier Place                               V6V 2J1
    Richmond, British Columbia, Canada
------------------------------------------             -------------------------
 (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (604) 276-9884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

      On November 16, 2005, Smartire Systems, Inc. (the "Company") entered into an Agreement for Electronic Manufacturing Services (the "Agreement") with Vansco Electronics LP ("Vansco") which sets forth the terms under which Vansco will provide manufacturing and testing services for the custom manufacture of electronic printed circuit assemblies and/or box level assemblies to the Company by future purchase orders for a three year term.

      In connection with the Agreement, the Company will provide specification and technical support to Vansco and will also grant Vansco a non-transferable, non-assignable, non-exclusive, royalty-free limited license, to use certain technical information, software and test systems of the Company, solely for the manufacture and testing of the products that are the subject of the Agreement. The Company has also committed to provide forecasts on a six-month advance basis, and purchase orders on a three-month advance basis. In connection with the Agreement, Vansco is providing a limited warranty to the Company for the products to be purchased and the Company has offered a limited indemnity for any harm to Vansco due to a breach by the Company of any representations or warranties. The Agreement can be terminated by either party if the other party ceases its business operations.

      A copy of the press release issued November 21, 2005 announcing this agreement is attached to this Form 8-K as Exhibit 99.1.

(c) Exhibits.

Exhibit

Number   Description
------   --------------------------------------

 99.1    Press release issued November 21, 2005

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       SMARTIRE SYSTEMS INC.

Date:  November 22, 2005               By: /s/ Jeff Finkelstein
                                          -------------------------------
                                          Jeff Finkelstein
                                          Chief Financial Officer